Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2021, which includes an explanatory paragraph relating to Company’s ability to continue as a going concern, relating to the financial statements of Electromedical Technologies, Inc. for the years ended December 31, 2020 and 2019, appearing in its Form 10-K filed with the Securities and Exchange Commission on March 30, 2021.

/s/ dbbmckennon

San Diego, California

March 2, 2022